Exhibit 32.1


                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Form 10-Q of ReliaStar Life Insurance Company of New York (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 12, 2004                       By:
---------------                          /s/ David A. Wheat
    (Date)                               ---------------------------------------
                                             David A. Wheat
                                             Director, Senior Vice President and
                                               Chief Financial Officer